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                                                                   Exhibit 7

                              STOCKHOLDER AGREEMENT

                           Dated as of August 1, 1991


               The parties to this Stockholder Agreement (this "Agreement") are HM Holdings, Inc., a Delaware corporation ("HMH"), and Ground Round Restaurants, Inc, a New York corporation ("GRR").

               HMH is the owner of 3,180,000 shares of Common Stock, par value $.16 2/3 per share, of GRR ("GRR Common Stock"), and HMH and GRR (then known as International Proteins Corporation), are parties to a Stock Purchase Agreement, dated October 18, 1989 (the "Stock Purchase Agreement"), which contains certain provisions relating to HMH's ownership of shares of GRR Common Stock. GRR is proposing to make a public offering of additional shares of GRR Common Stock in which it is contemplated that HMH shall purchase 500,000 shares of GRR Common Stock. In connection with such public offering, the parties wish to provide that HMH will waive certain rights granted to it pursuant to the Stock Purchase Agreement and will agree to certain other terms in order to comply with requirements of the bank financing arrangements being entered into by GRR at the time of the proposed public offering and to replace certain provisions of the Stock Purchase Agreement.
     The term "HMH" shall mean HMH or, if HMH so notifies GRR in accordance with Section 3.2 of this Agreement, a subsidiary or affiliate of HMH (HMH and such subsidiaries and affiliates being hereinafter referred to as the "Hanson Group") which has agreed to be bound by this Agreement pursuant to Section 3.2(a) hereof. The term "Shares" shall mean the GRR Common Stock and any other security of GRR entitling its holder to vote for the election of directors and, for purposes of calculating percentages in this Agreement, each voting right shall be counted as a Share.

               It is therefore agreed as follows:

     1.   Waiver of Rights.
          ----------------

               In connection with the public offering proposed to be made by GRR, HMH hereby agrees to waive its right to register shares of GRR Common Stock to Paragraph (b) of Annex A to the Stock Purchase Agreement and to waive its rights to buy additional shares of GRR Common Stock pursuant to Section 10.4(b) of the Stock Purchase Agreement.























     NYFS02...:\13\51513\0220\1627\AGR6065S.020
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     2.   Termination of Certain Provisions of the Stock Purchase
          -------------------------------------------------------
          Agreement.
          ---------

               HMH and GRR hereby agree that the provisions of Sections 10.1, 10.2, 10.4, 10.5 and 10.6 of the Stock Purchase Agreement shall be terminated and of no further force and effect, and that such provisions shall be replaced by those set forth in Article 3 of this Agreement.

     3.   Certain Agreements
          ------------------

               3.1. Designation of Directors by HMH.
                    -------------------------------
                    (a) From and after the date hereof, GRR shall, upon HMH's request, use its best efforts to nominate for election by its shareholders, cause the election of and thereafter to continue in office, two persons designated by HMH to serve on GRR's Board of Directors (the "Board") so long as the Hanson Group beneficially owns 20% or more of the outstanding Shares, and one person designated by HMH to serve on the Board so long as the Hanson Group beneficially owns at least 10% but less than 20% of the outstanding Shares.

                    (b) HMH may at any time cause any of the persons designated by it to serve as a member of the Board to be removed as a member of the Board with or without cause and, upon the request of HMH, GRR and the Board shall each use its best efforts to effect, or cause GRR's shareholders to effect, such removal. In the event that there is a vacancy in the Board caused by the death, resignation or removal of any of the persons designated by HMH to serve as a member of the Board, GRR and the Board shall each use its best efforts to elect or nominate for election by GRR's shareholders, and thereafter to continue in office, such substitute director as HMH may so designate.

                    (c) Notwithstanding anything to the contrary contained in this Section 3.1, no restrictions shall apply to HMH's ability to propose for election and/or to solicit proxies in favor of the election of any number of directors of GRR.

               3.2. Disposition of Shares by HMH.
                    ----------------------------
                    (a) HMH or any member of the Hanson Group to which Shares are transferred in accordance with this Section 3.2 shall have the right at any time during the term of this Agreement to sell, transfer or otherwise dispose of any or all of the Shares owned by it
     (i) to any member of the Hanson Group which agrees to be bound by this Agreement and which shall have























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     the same rights and obligations of HMH hereunder, (ii) to any third party pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or
     (iii) in a public offering pursuant to the exercise of registration rights set forth in Annex A. HMH and any other member of the Hanson Group which owns Shares shall promptly notify GRR of any disposition of Shares made by it pursuant to clauses (i) and (ii) of this Section 3.2(a).

                    (b) Except as otherwise permitted by Sections 3.2(a)(i) or (iii), or approved by a majority of the members of the Board not designated by HMH, in the event HMH or any other member of the Hanson Group which owns Shares seeks to sell, transfer or otherwise dispose of all or substantially all of the Shares owned by the Hanson Group to a third party, HMH or such other member of the Hanson Group shall use its best efforts to cause such third party to offer to purchase all other outstanding Shares on substantially the same terms and conditions as are available to HMH or such other member of the Hanson Group. In the event such third party fails to offer to purchase all such other outstanding Shares as provided in the immediately preceding sentence, HMH or such other member of the Hanson Group shall not sell, transfer or otherwise dispose of all or substantially all of the Shares owned by the Hanson Group to such third party unless HMH or such other member of the Hanson Group has provided GRR with prior written notice of such sale, transfer or other disposition and such third party agrees to be bound by the provisions of Sections 3.2(a), 3.2(b) and 3.3(a). The restrictions set forth in this Section 3.2(b) shall cease to be applicable at such time as the Hanson Group becomes the beneficial owner of less than 20% of the outstanding Shares.

               3.3. Acquisition of Additional Shares.
                    --------------------------------
                    (a) Except as hereinafter specifically provided, no member of the Hanson Group will acquire, directly or indirectly or in concert with any person who is not a member of the Hanson Group, by purchase or otherwise, additional Shares bringing the total beneficial ownership of the Hanson Group to 50% or more of the outstanding Shares, unless, in such acquisition, the Hanson Group offers to acquire all outstanding Shares not held by it on substantially the same terms and conditions. For purposes of this paragraph (a), the word "affiliate" shall not apply to individuals.

                    (b) If at any time GRR shall propose to sell any Shares or any warrants or rights therefor or securities convertible into or exchangeable therefor (other than options



















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     granted to employees pursuant to a stock option plan or stock sold to employees pursuant to a stock plan), to any person or persons or entity or entities other than the Hanson Group then, at least forty-five (45) days prior to such issuance or delivery, GRR shall give HMH written notice of such proposed issuance, together with full particulars of the proposed issuance, including the identity of the proposed beneficial owner thereof and the per unit price and, in such notice, GRR shall offer to HMH, subject to consummation of such proposed issuance and delivery, for thirty (30) days commencing on the date of HMH's receipt of such notice, at the same price per unit and on substantially the same terms and conditions, the opportunity to purchase from GRR that number of Shares (or, at HMH's election, such warrants, rights or convertible or exchangeable securities) such that immediately following the consummation of the proposed issuance the Hanson Group shall own the same percentage of outstanding Shares (assuming for this purpose that any warrants, rights or convertible or exchangeable securities issued in such proposed issuance and any prior issuance covered by this Section 3.4(b) are exercised, converted or exchanged, as the case may be) as it did immediately prior to the proposed issuance.

               If HMH elects to accept such offer, HMH shall so signify within such thirty (30) day period by written notice to GRR, indicating the percentage of each security which HMH elects to purchase, and deliver the purchase price to GRR on the date of such proposed issuance. If the number of shares proposed to be issued or delivered is changed or the identity at the proposed beneficial owner thereof or any of the price, terms or conditions is changed in any manner after HMH has received such written notice, then whether or not HMH has previously accepted such opportunity, GRR shall notify HMH of any such change and HMH shall have a reasonable period of time within which to accept the initial offer as so changed. The obligations of GRR and rights of HMH set forth in this Section 3.4(b) shall lapse at such time as the Hanson Group becomes the beneficial owner of less than 25% of the outstanding Shares.

               3.4. Specific Performance.  The parties hereto acknowledge
                    --------------------
     and agree that irreparable damage would result if the provisions of this Agreement were not specifically enforced. Therefore, the parties consent that the rights and obligations with respect to the agreements contained in this Article 3 shall be enforceable by either HMH or GRR, as the case may be, in any court of competent jurisdiction by a decree of specific performance and consent that injunctive relief may be granted in conjunction therewith. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or


















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     remedies (including, without limitation, any action for damages) the parties hereto may have under this Agreement or otherwise.

     4.   Certain Additional Agreements
          -----------------------------

               For so long as any amounts remain outstanding under the Credit Agreement to be entered into by The Group Round, Inc., a wholly-owned subsidiary of GRR, certain banks and Citibank, N.A., as agent, or any of the lenders under such Credit Agreement has any commitment to lend thereunder, HMH shall take no action which would cause its legal and beneficial ownership of Shares to fall below 25% of the outstanding Shares, shall nominate two persons to serve on the Board of Directors of GRR and shall use its best efforts to cause the election of such persons and thereafter to continue them in office at all times and, if either of such persons dies or resigns, shall nominate a replacement within five days and shall use its best efforts to cause the election of such person within ten days of such death or resignation and thereafter to continue him or her in office at all times.

     5.   Miscellaneous
          -------------

               5.1. Entire Agreement.  This Agreement (with its Annex)
                    ----------------
     contains, and is intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for herein, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

               5.2. Governing Law.  This Agreement shall be governed by and
                    -------------
     construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles thereof.

               5.3. Notices.  All notices and other communications under
                    -------
     this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, or sent by facsimile transmission, to the parties at the following addresses or facsimile numbers (or to such address or number as a party may have specified by notice given to the other party pursuant to this provision).























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               If to HMH, to:

                    HM Holdings, Inc.
                    c/o Hanson Industries
                    99 Wood Avenue South
                    Iselin, New Jersey  08830
                    Attention:  General Counsel
                    Fax: (908) 603-6857

               If to GRR, to:

                    Ground Round Restaurants, Inc.
                    35 Braintree Hill Office Park
                    Braintree, Massachusetts  02184
                    Attention:  President
                    Fax:  (617) 380-3168

               5.4. Separability.  The invalidity or unenforceability of
                    ------------
     any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

               5.5. Waiver.  Either party may waive compliance by the other
                    ------
     with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

               5.6. Binding Effect; Assignment.  This Agreement shall be
                    --------------------------
     binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity, including, without litigation, employees, not a party to this Agreement. Except as permitted in Section 3.2 hereof, no assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required for GRR to assign part or all of its rights under this Agreement to one wholly-owned subsidiary (direct or indirect) but no such assignment by GRR of its rights or obligations hereunder shall relieve GRR of any of its obligations under this Agreement.














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               5.7. Counterparts.  This Agreement may be executed in
                    ------------
     counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

                              HM HOLDINGS, INC.


                              By: /s/ George H. Hempstead, III
                                 -----------------------------
                                 George H. Hempstead, III
                                 Vice President


                              GROUND ROUND RESTAURANTS, INC.


                              By: /s/ J. Eric Hanson
                                 ---------------------------
                                 J. Eric Hanson
                                 Vice Chairman and
                                   Chief Executive Officer











































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                                             Annex A
                                             To the Stockholders
                                             Agreement


               (a)  Demand Registration Rights.  Subject to the provisions
                    --------------------------
     of the last sentence of this Paragraph (a) and to Paragraph (c), if at any time, GRR shall receive written notice (a "Demand") from any member of the Hanson Group which states that such member of the Hanson Group desires to transfer Shares under circumstances that would require the filing of a registration statement under the Securities Act, GRR shall then cause to be prepared and filed an appropriate registration Statement under the Securities Act to the end that such Shares may be sold thereunder as soon as practicable thereafter, and GRR will use its best efforts to cause the registration statement to become effective and remain effective for not less than 120 days. Subject to the provisions of Paragraph (c), GRR shall have the right to include in such registration statement shares of GRR ("Other Shares") held by other shareholders ("Other Holders") pursuant to arrangements entered into by GRR and such Other Holders. Hanson Group's rights under this Paragraph (a) shall terminate at such time as the Hanson Group owns fewer than 5% of the outstanding GRR Shares and in no event shall GRR be required to effect more than four registrations of Hanson Group's Shares pursuant to this Paragraph (a).

               (b)  "Piggyback" Registration Rights.  GRR shall, at least
                    -------------------------------
     thirty (30) days prior to the filing at any registration statement under the Securities Act (other than a registration statement on Form S-8 or any successor form) relating to the public offering of any class of its equity securities by GRR or any Other Holders, give written notice of such proposed filing and of the proposed date thereof to HMH, and if, on or before the tenth (10th) day following the date on which such notice is given, GRR shall receive a written request from HMH requesting that GRR include among the securities covered by such registration statement some or all of the Shares owned by HMH or any other member of the Hanson Group, GRR shall include such Shares in such registration statement, if filed

               (c)  Terms and Conditions of Registration.  In connection
                    ------------------------------------
     with any registration statement filed pursuant to Paragraph (a) or (b) the following provisions shall apply:

                    (i) If such registration statement shall be filed pursuant to Paragraph (a) or (b) hereof, all members of the Hanson Group owning Shares shall, if requested by






















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               the managing underwriter, agree not to sell publicly any
               Shares (other than the Shares so registered), for the same period as may be agreed to by GRR, following the effective date as of the registration statement relating to such offering.

                    (ii) If such registration statement shall be filed
               pursuant to Paragraph (a) or (b) hereof and if the managing underwriter advises that the inclusion in such registration of some or all of the Other Shares or the Shares, as the case may be, sought to be registered by the Other Holders or HMH or any other member of the Hanson Group seeking to register Shares pursuant to Paragraph (a) or (b), as the case may be, creates a substantial risk that the proceeds or price per share to be derived from such registration by the party initiating the filing of such registration statement will be reduced or that the number of shares sought to be registered is too large a number to be reasonably sold, the number of shares sought to be registered by all shareholders other than the initiating party shall be reduced, pro rata in proportion to the number of shares sought to be registered by all such persons, to the extent necessary to reduce the number of all shares to be registered to the number recommended by the managing underwriter.

                    (iii) HMH or any other member of the Hanson Group seeking to register Shares will promptly provide GRR with such information as it shall reasonably request in order to prepare such registration statement.

                    (iv) All expenses (excluding underwriters' commissions,
               transfer taxes and legal and accounting expenses of HMH or any other member of the Hanson Group seeking to register Shares) in connection with the preparation of the first two registration statements filed pursuant to Paragraph (a) and all registration statements filed pursuant to Paragraph (b shall be borne solely by GRR. In the event a registration statement filed pursuant to Paragraph (a) is subsequently withdrawn at the request of HMH or any other member of the Hanson Group seeking to register Shares, such registration statement shall count as one of two registration statements file pursuant to Paragraph (a) for purposes of this clause
               (iv).





























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                    (v)  Following the effective date of such registration
               statement, GRR shall, upon the request of HMH or such other ember of the Hanson Group seeking to register Shares, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act and such other documents as are referred to in the prospectus as shall be reasonably requested by HMH or such other member of the Hanson Group to permit HMH or such other member of the Hanson Group to make a pubLic distribution of its Shares, provided that HMH or such other member of the Hanson Group furnishes GRR with such appropriate information relating to HMH's intentions in connection therewith as GRR shall reasonably request in writing.

                    (vi) GRR shall prepare and file such amendments and supplements to such registration statement filed under paragraphs (a) or (b) as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and applicable "Blue Sky" laws with respect to the offer and sale or other disposition of the Shares covered by such registration statement during the period required for distribution of the Shares.

                    (vii) HMH or any other member of the Hanson Group seeking to register Shares shall select the underwriter or underwriters, if any, who are to undertake the offering and distribution of the Shares to be included in a registration statement tiled under the provisions of Paragraph (a), subject to GRR's prior approval of the underwriter, which approval shall not be unreasonably withheld, but GRR alone shall make such selection with respect to a registration statement as to which HMH or any other member of the Hanson Group may have registration rights pursuant to Paragraph
               (b).

                    (viii) If a request for registration is made pursuant to Paragraph (a), GRR may postpone for up to four months from the date of request the filing of a registration statement if, based on the good faith judgment of the GRR's Board of Directors, (A) such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of GRR to prematurely disclose or (B) the filing of a registration statement at such time would interfere, in a material manner,


























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               with a material transaction then undertaken by GRR, provided that in no event shall GRR be permitted to postpone the filing of a registration statement pursuant to this subparagraph (viii) more than once in any twelve month period.

                    (ix) GRR shall use its best efforts to register the Shares of HMH or any other member of the Hanson Group seeking to register Shares covered by any such registration statement under such securities or Blue Sky laws in such jurisdictions as HMH or such other member of the Hanson Group may reasonably request; provided, however, that GRR shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (ix) or (B) consent to general service of process in any such jurisdiction.

                    (x) GRR shall not be obligated to file a registration statement pursuant to Paragraph (a) within six months following the effective date of a previous registration statement filed pursuant to Paragraph (a) or Paragraph (b), provided that in the case of such registration statement filed pursuant to Paragraph (b), piggyback registration rights had been available to the Hanson Group at such time.

               (d)  Indemnification.
                    ---------------
                    (i) In the event of the registration of any Shares of HMH or any other member of the Hanson Group under the Securities Act pursuant to the provisions of Paragraphs (a) or (b), GRR agrees to indemnify and hold harmless HMH or such other member of the Hanson Group, its agents and representatives, each underwriter, broker or dealer, if any, of such Shares, and each other person, if any, who controls HMH or such other member of the Hanson Group, such underwriter, broker or dealer within the meaning of the Securities Act, and each officer and director of HMH or such other member of the Hanson Group, from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which HMH or such other member of the Hanson Group, its agents and representatives, or such underwriter, broker or dealer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect


























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               thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by GRR of any rule or regulation under the Securities Act applicable to GRR or relating to any action or inaction required by GRR in connection with any such registration and will reimburse HMH or such other member of the Hanson Group, its agents and representatives and each such underwriter, broker or dealer and controlling person for any legal or other expenses reasonably incurred by HMH or such other member of the Hanson Group or such
               underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
                                                   --------  -------
               GRR will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information furnished to GRR by HMH or such other member of the Hanson Group, its agents and representatives, or such underwriter, broker, dealer or controlling person specifically and expressly for use in the preparation thereof.

                    (ii) In the event of the registration of any Shares of HMH or any other member of the Hanson Group under the Securities Act for sale pursuant to the provisions of this Agreement, HMH or such other member of the Hanson Group agrees, and shall cause each underwriter, broker and dealer, if any, of such Shares, and each other person, if any, who controls HMH or such other member of the Hanson Group, such underwriter, broker or dealer within the meaning of the Securities Act to, agree severally, and not jointly, to indemnify and hold harmless GRR, its agents and representatives, each underwriter, broker or dealer, if any, and each other person, if any, who controls GRR, such



























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               underwriter, broker or dealer within the meaning of the
               Securities Act, and each officer and director of GRR, from and against any losses, claim, damages or liabilities, joint or several, to which GRR, its agents and representatives, or such underwriter, broker or dealer or controLling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus relating to such Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to GRR by HMH or such other member of the Hanson Group, such underwriter, broker or dealer or controlling person specifically for use in connection with the preparation thereof or arise out of or are based upon any violation by HMH or such other member of the Hanson Group, such underwriter, broker or dealer or controlling person or any rule or regulation under the Securities Act, and will reimburse GRR, its agents and representatives, such controlling person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

                    (iii) Promptly after receipt by a person entitled to indemnification under this Paragraph (d) (an "indemnified party") of notice of the commencement of any action or claim relating to any registration statement filed under Paragraphs (a) or (b) as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action or claim, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party




























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               otherwise than pursuant to the provisions of this Paragraph
               (d) and shall also not relieve the indemnifying party of its obligations under this Paragraph (d) except to the extent that the omission results in a failure of actual timely notice to the indemnifying party or such indemnifying party is damaged solely as a result of the failure to give timely notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation; provided,
                                                                --------
               however, that no indemnifying party or indemnified party
               -------
               shall enter into any settlement agreement which would impose any liability on such other party or parties without the prior written consent of such other party or parties.